Exhibit 99.1

FOR IMMEDIATE RELEASE



            Global Internet Communications, Inc. and ProUroCare Inc.
                          Announce Completion of Merger

Minneapolis, MN - April 2, 2004. ProUroCare Inc. ("ProUroCare") (private), a Minnesota corporation, and Global Internet Communications, Inc. ("Global") (OTCBB: GICI.OB), today announced that they have completed a merger of the two companies. As a result of the merger, ProUroCare has become the wholly owned operating subsidiary of Global. Global will be renamed in the near future to reflect its new business, but will retain its existing name and its common stock will continue trading on the OTC Bulletin Board under the symbol "GICI" until a new name can be adopted.

ProUroCare is a medical device company that develops and markets innovative products for the detection and treatment of prostate disease. Products in development include a device designed to significantly improve prostate examination and screening, and a system designed to deliver a more effective therapeutic microwave treatment of prostate disease.

The new board of directors of Global will be Maurice Taylor II, who will serve as Chairman, Alex Nazarenko, David Koenig and Michael P. Grossman, who will also serve as President and Chief Executive Officer.

The Company intends to file a current report on Form 8-K with the United States Securities and Exchange Commission, including financial statements of ProUroCare and a detailed description of ProUroCare's business.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements that involve risks and uncertainties that could cause Global's actual results and experience to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Global's research programs and proposed products will be successfully commercialized by Global or its operating subsidiary, ProUroCare. Risks, uncertainties and assumptions also include the possibility that the market for the sale of certain products may not develop as expected; and that development of these products may not proceed as planned. Global assumes no obligation and does not intend to update these forward-looking statements.

For more information contact: Michael P. Grossman, President and Chief executive Officer of ProUroCare Inc. or Maurice R. Taylor II, Chairman of the Board, at 952-476-9093.